Exhibit 99.1

Newtek Business Services, Inc.

212 West 35th Street

New York, NY 10001

http://www.thesba.com

Rubenstein Public Relations

Telephone: (212) 843-9335

Contact: Jonathan Goldberg /

jgoldberg@rubensteinpr.com

Investor Relations

Telephone: (212) 273-8179

Contact: Jayne Cavuoto / jcavuoto@thesba.com

Telephone: (646) 536-7331

Contact: Brett Maas / brett@haydenir.com

FOR IMMEDIATE RELEASE

NEWTEK BUSINESS SERVICES, INC. REPORTS 67% INCREASE

IN 2012 DILUTED EPS TO $0.15 PER SHARE

2012 PRETAX INCOME UP OVER 360% TO $9.4 MILLION

New York, N.Y. - March 27, 2013 - Newtek Business Services, Inc. (NASDAQ: NEWT) (www.thesba.com) The Small Business Authority®, a provider of business services and financial products to the small- and medium-sized business market, reported today its financial results for the year ended December 31, 2012.

2012 Consolidated Highlights:

•	Consolidated pretax income was $9.4 million; an increase of $7.4 million, or 365.4%, from $2.0* million in 2011.

•	Net income was $5.6 million; an increase of $2.3 million, or 69.2%, from $3.3* million in 2011.

•	Modified EBITDA was $16.7 million; an increase of $7.1 million, or 74%, from $9.6* million in 2011.

•	Earnings per diluted share (“EPS”) were $0.15, a 67% increase over $0.09* per diluted share in 2011.

•	Operating revenues were $131.1 million; an increase of $5.8 million, or 4.6%, from $125.3 million in 2011.

•	Previously reported 2011 diluted EPS of $0.10 per share was reduced to $0.09 per share due to restatement of 2011 results.

2012 Operating Segment Highlights:

•	Small business finance segment pretax income was $8.1 million, an increase of 96% from $4.1 million in 2011.

•	Servicing fee income generated through our Small business finance segment grew 123% to $6.9 million, compared to $3.1 million in 2011.

•	$112.0 million in SBA loans closed during 2012, an increase of 15% over $97.1 million in 2011.

•	Electronic payment processing segment pretax income was $7.0 million, an increase of 13% over $6.2* million in 2011.

Additional Financial Highlights:

•

In March 2013, the Company completed a securitization and sale of $20.9 million single A-rated securities through Guggenheim Securities, collateralized by 113 loans with an aggregate principal balance of $23.6 million.

•	Improved securitization economics compared to previous two securitizations in 2010 and 2011.

•	Improved long-term cost of interest of more than 150 basis points.

•	Improved proceeds from financing by between 8% and 9%.

Revised 2013 Guidance:

•

Consolidated 2013 full year guidance for midpoint diluted EPS is now forecast at $0.18 per share, with a range of $0.17 and $0.19; midpoint revenue is forecast at $148.2 million, with a range of $145.1 million and $151.2 million; midpoint pretax income is forecast at $11.5 million, with a range of $10.0 million and $13.0 million; and midpoint Modified EBITDA is forecast at $20.9 million, with a range of $19.3 million and $22.4 million.

•	The Company expects to close between $150 million and $200 million of SBA 7(a) loans in 2013.

*	2011 amounts have been restated as previously announced due to the $1.3 million provision for chargeback losses that was allocated over the fourth quarter of 2011 and the 2012 quarters.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are extremely proud of this year’s financial performance. With an over 360% and 67% increase year-over-year in pretax income and diluted earnings per share respectively, it is evident that our position and purpose as The Small Business Authority® has become widely recognized and understood by both our shareholders and our clients.”

Mr. Sloane, continued, “From inception, it has been our goal to build a lasting authoritative brand, one that would offer the over 27 million small businesses in the U.S. the state-of-the-art tools, services and solutions they need to succeed in an ever-changing economy and world. To this end, over the last several years, we have made a significant investment in building our operations, while always striving to make prudent and sound decisions from both a business and financial perspective. And while many of these decisions did not provide instant gratification, they positioned us for long-term growth and supported our building a company for the future. We are pleased that our strategy has begun to gain traction, as we realize the operating leverage of our business model evidenced by our strong financial results and solid year-over-year growth. In fact, as we continue to capitalize on this operating leverage, we are convinced that merely broadening the consistency and reach of our marketing message, as well as repeatedly offering our products and services to small- and medium-sized businesses throughout the country will provide an excellent opportunity to achieve double-digit revenue growth.”

“As we move forward through 2013 and beyond, we recognize building on our talented team of professionals is an integral element in maintaining our profitability and growth, as well as obtaining critical economies of scale. As a result, we welcomed additional seasoned professionals to our Company, specifically in our human resources and the EPP division including Randy Sagar, Eric Turille, Sundeep (Sunny) Dronawat and Ted Rallis. In addition, Edward Petrosky recently joined the Company as the Chief Credit and Chief Risk Officer. Edward’s depth and breadth of experience in credit and risk management, serving the function of Chief Credit Officer at five banking institutions, should significantly enhance the effectiveness of our credit policies and procedures. Finally, we have several other leading professionals in the queue, who recognize Newtek Business Services, through The Newtek Advantage™, and its other products and services, as the go-to destination for independent business owners for all of their business and financial needs,” concluded Mr. Sloane.

Cautionary Statement

2013 Guidance information contained in this press release is based on management’s current expectations. These statements are forward-looking and actual results may differ materially. See “Note Regarding Forward-Looking Statements” below.

Use of Non-GAAP Financial Measures

In evaluating its business, Newtek considers and uses Modified EBITDA as a supplemental measure of its operating performance. The Company defines Modified EBITDA as earnings before income from tax credits, interest expense, taxes, depreciation and amortization, stock compensation expense, other than temporary decline in value of investments, Capco fair value change and the amortization of the 2011 accrued loss on the lease restructure. The Company also presents Modified EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Modified EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income (loss), operating performance or liquidity presented in accordance with U.S. GAAP. Modified EBITDA has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider Modified EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Modified EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by Modified EBITDA.

Investor Conference Call and Webcast

A conference call to discuss 2012 results will be hosted by Barry Sloane, Chairman, President and Chief Executive Officer, and Jennifer Eddelson, Chief Accounting Officer, today, Wednesday, March 27, 2013 at 4:15 p.m. EDT. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.

A live audio webcast of the call and the corresponding presentation will be available in the ‘Events & Presentation’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm. A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation.

About Newtek Business Services, Inc.

Newtek Business Services, Inc., The Small Business Authority®, is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek® brand. Since 1999, Newtek has helped small- and medium-sized business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses and to compete effectively in today’s marketplace. Newtek provides one or more of its services to over 100,000 business accounts and has positioned the Newtek® and The Small Business Authority brands as a one-stop-shop provider of such business services. According to the U.S. Small Business Administration, there are over 27.5 million small businesses in the United States, which in total represent 99.7% of all employer firms.

Newtek Business Services, The Small Business Authority®, provides the following products and services:

•

Electronic Payment Processing: eCommerce, electronic solutions to accept non-cash payments, including credit and debit cards, check conversion, remote deposit capture, ACH processing, and electronic gift and loyalty card programs.

•	Web Hosting: Full-service web host which offers eCommerce solutions, shared and dedicated web hosting and related services including domain registration and online shopping cart tools.

•	eCommerce: A suite of services that enable small businesses to get up and running on-line quickly and cost effectively, with integrated web design, payment processing and shopping cart services.

•	Business Lending: Broad array of lending products including SBA 7(a) and SBA 504 loans.

•	Insurance Services: Commercial and personal lines of insurance, including health and employee benefits in all 50 states, working with over 40 insurance carriers.

•	Web Services: Customized web design and development services.

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval designed to meet the specific regulatory and compliance needs of any business.

•	Accounts Receivable Financing: Receivable purchasing and financing services.

•	Payroll: Complete payroll management and processing services.

•

The Newtek Advantage™: A mobile real-time SMB management platform that puts all of a business’s critical transactions and economic, eCommerce and web site traffic data on a smartphone, tablet, laptop or PC. The Newtek Advantage™ provides the intelligence that businesses require and will give them the advantage to succeed. This revolutionary platform will allow owners and operators of small- and medium-sized businesses to manage their businesses from their mobile device anywhere, anytime, all without an IT department.

Note Regarding Forward-Looking Statements

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov.

For more information, please visit www.thesba.com.

Contact:

Newtek Business Services, Inc.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011 (RESTATED) AND 2010

(In Thousands, except for Per Share Data)

	2012	2011 (Restated)	2010
Operating revenues:
Electronic payment processing	$85,483	$82,473	$80,920
Web hosting and design	18,208	19,181	19,164
Premium income	12,367	12,468	2,428
Interest income	3,422	2,629	1,903
Servicing fee income – NSBF portfolio	2,298	1,635	1,784
Servicing fee income – External portfolios	4,564	1,466	784
Income from tax credits	522	1,390	2,380
Insurance commissions	1,205	1,071	886
Other income	3,061	3,026	2,470

Total operating revenues	131,130	125,339	112,719

Net change in fair value of:
SBA loans	(1,013)	(5,493)	3,494
Warrants	(111)	—	—
Credits in lieu of cash and notes payable in credits in lieu of cash	3	(131)	38

Total net change in fair value	(1,121)	(5,624)	3,532

Operating expenses:
Electronic payment processing costs	72,183	69,389	68,187
Salaries and benefits	22,314	21,042	19,391
Interest	4,495	3,416	4,479
Depreciation and amortization	3,036	3,955	4,709
Provision for loan losses	810	763	1,909
Lease restructuring charges	—	990	—
Other general and administrative costs	17,732	18,132	16,699

Total operating expenses	120,570	117,687	115,374

Income before income taxes	9,439	2,028	877
Provision (benefit) for income taxes	3,882	(1,195)	(418)

Net income	5,557	3,223	1,295
Net loss attributable to non-controlling interests	86	112	144

Net income attributable to Newtek Business Services, Inc.	$5,643	$3,335	$1,439

Weighted average common shares outstanding

Basic	35,523	35,706	35,655

Diluted	36,747	36,073	35,801

Basic income per share	$0.16	$0.09	$0.04

Diluted income per share	$0.15	$0.09	$0.04

NEWTEK BUSINESS SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011(RESTATED)

(In Thousands, except for Per Share Data)

	2012	2011 (Restated)
ASSETS
Cash and cash equivalents (includes $1,865 and $—, respectively, related to VIE)	$14,229	$11,201
Restricted cash	8,456	14,228
Broker receivable	16,698	4,911
SBA loans held for investment, net (includes $12,910 and $15,217, respectively related to securitization trust VIE; net of reserve for loan losses of $2,589 and $2,900, respectively)	14,647	18,555
SBA loans held for investment, at fair value (includes $22,931 and $19,617, respectively, related to securitization trust VIE)	43,055	21,857
Accounts receivable (net of allowance of $561 and $308, respectively)	10,871	8,180
SBA loans held for sale, at fair value	896	2,198
Prepaid expenses and other assets, net (includes $1,123 and $1,211, respectively, related to securitization trust VIE)	11,014	11,762
Servicing assets (net of accumulated amortization and allowances of $6,750 and $5,964, respectively)	4,682	3,420
Fixed assets (net of accumulated depreciation and amortization of $10,922 and $16,463, respectively)	3,523	2,853
Intangible assets (net of accumulated amortization of $13,855 and $13,226, respectively)	1,558	1,420
Credits in lieu of cash	8,703	16,948
Goodwill	12,092	12,092
Deferred tax asset, net	2,318	170

Total assets	$152,742	$129,795

LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$11,206	$12,127
Notes payable	39,823	13,565
Note payable – Securitization trust VIE	22,039	26,368
Capital lease obligation	632	—
Deferred revenue	1,437	1,634
Notes payable in credits in lieu of cash	8,703	16,948

Total liabilities	83,840	70,642

Commitments and contingencies
Equity:
Newtek Business Services, Inc stockholders’ equity:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 54,000 shares, 36,913 and 36,701 issued; 35,178 and 35,702 outstanding, respectively, not including 83 shares held in escrow)	738	734
Additional paid-in capital	60,609	57,960
Retained earnings (accumulated deficit), (includes $1,466 and $—, respectively, related to consolidation of VIE on January 1, 2012)	7,008	(101)
Treasury stock, at cost (1,735 and 999 shares, respectively)	(1,508)	(620)

Total Newtek Business Services, Inc. stockholders’ equity	66,847	57,973
Non-controlling interests	2,055	1,180

Total equity	68,902	59,153

Total liabilities and equity	$152,742	$129,795